UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Comstock Holding Companies, Inc.
(Name of Registrant as Specified In Its Charter)

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COMSTOCK HOLDING COMPANIES, INC.
1900 Reston Metro Plaza, 10th Floor
Reston, Virginia 20190

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2024
To the stockholders of Comstock Holding Companies, Inc.:
The 2024 Annual Meeting of Stockholders of Comstock Holding Companies, Inc. (the "Company"), a Delaware corporation, will be held at Comstock's corporate headquarters, located at 1900 Reston Metro Plaza, Reston, Virginia 20190, on Wednesday, June 12, 2024, at 9:00 a.m. local time in the building's 2nd floor conference center.
The purpose of this meeting is to consider and vote on the following matters, each described in further detail within the proxy statement accompanying this notice:
1.To elect two directors, each to serve for a three-year term expiring at the 2027 Annual Meeting of Stockholders, or until their successors are duly elected and qualified or until their earlier resignation or removal;
2.To ratify the appointment of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.To cast a non-binding, advisory vote to approve the 2023 compensation of our named executive officers; and
4.To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors has fixed April 15, 2024, as the record date for determining shareholders that are entitled to receive notice of, and to vote at, the 2024 Annual Meeting of Stockholders or any adjournment or postponement thereof.
Your vote is important. All stockholders are invited to attend the meeting and vote in person. If you are unable to attend, please vote your proxy promptly to ensure your shares are properly represented. You can vote by Internet, by telephone, or by signing, dating, and returning the enclosed proxy card in the postage-prepaid return envelope provided. Stockholders who vote by proxy may still attend the meeting, revoke their proxy, and vote their shares in person.

By Order of the Board of Directors,

Jubal R. Thompson
General Counsel and Secretary
Reston, Virginia
April 29, 2024

Important Notice Regarding the Availability of Proxy Materials for the
2024 Annual Meeting of Stockholders to be held on June 12, 2024:
The Proxy Statement and the 2023 Annual Report are available at www.proxydocs.com/CHCI.
1

COMSTOCK HOLDING COMPANIES, INC.
1900 Reston Metro Plaza, 10th Floor
Reston, Virginia 20190

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
The Comstock Holding Companies, Inc. ("Comstock", the "Company", "we", "our", or "us") 2024 Annual Meeting of Stockholders (the “Annual Meeting”) will be held at Comstock's corporate headquarters, located at 1900 Reston Metro Plaza, Reston, Virginia 20190, on Wednesday, June 12, 2024, at 9:00 a.m. local time in the building's 2nd floor conference center. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Comstock Holding Companies, Inc. of proxies from the holders of our common stock, par value $0.01 per share, for use at our 2024 Annual Meeting of Stockholders or at any adjournment or postponement of the Annual Meeting.
Stockholders of record at the close of business on April 15, 2024, are entitled to receive notice of, and to vote at the Annual Meeting. As of the record date there were 9,392,186 shares of Class A common stock and 220,250 shares of Class B common stock outstanding. Each holder of our Class A common stock may cast one (1) vote per share held on all matters to be voted on at the Annual Meeting. Each holder of our Class B common stock may cast fifteen (15) votes per share held on all matters to be voted on at the Annual Meeting. A list of our stockholders will be available at our corporate headquarters, located at 1900 Reston Metro Plaza, 10th Floor, Reston, Virginia 20190, for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself.
This proxy statement and form of proxy are first being mailed on or about April 29, 2024 to all stockholders entitled to vote at the meeting. Stockholders should review the information provided in this Proxy Statement in conjunction with our 2023 Annual Report that accompanies this Proxy Statement. This Proxy Statement and the 2023 Annual Report are also available to be viewed and downloaded at www.proxydocs.com/CHCI.
Purpose of Annual Meeting
At the Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, consisting of the (1) election of two directors; (2) ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; (3) approval of the compensation of our named executive officers on a non-binding, advisory basis; and (4) any other matters that properly come before the meeting.
Board Recommendations
As more fully discussed under “Summary of Business Matters to be Voted On,” our Board recommends: (1) a vote FOR the election of the respective nominees for director named in this Proxy Statement; (2) a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024; and (3) a vote FOR approval of 2023 executive compensation.
Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (1) FOR the election of the respective nominees for director named in this Proxy Statement; (2) FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024; and (3) FOR approval of the 2023 compensation of our named executive officers. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

Attendance at the Annual Meeting
All of our stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that shares held in “street name” (that is, through a broker or other nominee) require a copy of a brokerage statement evidencing stock ownership as of the record date.
Voting Rights and Quorum
Holders of Class A common stock as of the record date are entitled to one vote per share on each matter that is submitted to stockholders for approval. Holders of Class B common stock as of the record date are entitled to fifteen (15) votes per share on each matter that is submitted to stockholders for approval.
The presence at the Annual Meeting, in person or by proxy, of the holders of Class A and Class B common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting and will determine whether a quorum is present. The inspector of elections will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
Voting Requirements
The election of the director nominee(s) named in this Proxy Statement requires the affirmative vote of shares of common stock, representing a plurality of the votes cast for such election at the Annual Meeting. Stockholders may vote “for” the director nominee(s) or “withhold” authority to vote for the nominee(s). “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of the nominees.
The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm and the approval of the compensation of our named executive officers require the affirmative vote of shares of common stock representing a majority of votes cast on each such proposal at the Annual Meeting. Stockholders may vote “for,” “against” or “abstain” from voting on this proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for these proposals. Although our Board intends to carefully consider the stockholder vote on the ratification of the selection of Grant Thornton LLP and the compensation of our named executive officers, such votes are not binding and are advisory in nature.
Effect of Not Voting
If you are a stockholder of record and do not vote over the Internet, by telephone, or by completing and returning your proxy card, your shares will not be voted. If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether Nasdaq deems the particular proposal to be a “routine” matter. Brokers, banks or other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the Nasdaq, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation. Accordingly, of the proposals up for voting at this Annual Meeting, your broker, bank, or other nominee may only vote your shares on the ratification of the appointment of our independent registered public accounting firm.
Voting Methods
If you are a holder of record, meaning if your shares are registered in your own name with our transfer agent, you may vote by proxy over the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card. Voting instructions for each method are provided on the proxy card contained in the proxy materials.

If you are a street name holder, meaning if you hold your shares through a bank, broker or other holder of record, you must vote in accordance with the voting instruction form provided by your bank, broker or other holder of record. The availability of telephone or internet voting will depend upon your bank’s, broker’s, or other holder of record’s voting process.

If you come to the meeting, you can vote in person. If you are a street name holder and wish to vote at the meeting, you must first obtain a proxy from your bank, broker or other holder of record authorizing you to vote.

Revocability of Proxies
Any person giving a proxy may revoke their proxy at any time before its use by delivering either a written notice of revocation, a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.
Solicitation Costs
This solicitation is being made by, and on behalf of, the Company's Board of Directors and all costs of preparing and delivering this Proxy Statement and the corresponding proxy materials will be paid for by the Company. We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without compensation for the solicitation.

SUMMARY OF PROPOSALS TO BE VOTED ON
PROPOSAL 1:
ELECTION OF DIRECTORS
Our Amended and Restated Certificate of Incorporation and Bylaws provide that the number of our directors shall be fixed from time to time by resolution of our Board. Presently, the number of directors is fixed at eight and the Board has no vacancies. Our Board is divided into three classes, each which stand for election at the expiration of their respective three-year term. At each annual meeting of stockholders, director(s) whose term(s) are expiring will be nominated for re-election or succeeded by one or more nominee(s).

The following directors have terms expiring at the 2024 Annual Meeting of Stockholders and are being nominated by the Board for re-election:

David P. Paul
Socrates Verses
The Company and Ivy Zelman have mutually decided that she will serve out her remaining term on the Board of Directors and not be nominated for re-election to the Board at the 2024 Annual Meeting of Stockholders. Effective immediately following the closing of the voting polls at the 2024 Annual Meeting of Stockholders, the Board will act to decrease the size of the Board to seven.

Unless otherwise instructed, proxy holders will vote the proxies received by them for the nominee named above. In the event that the nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current Board to fill the vacancy. It is not expected that any of the nominees will be unable, or will decline, to serve as a director.
THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES.

About Our Board of Directors
Current Nominees
David P. Paul, 62, is a former President and Chief Operating Officer of JBG SMITH (NYSE: JBGS), a publicly traded real estate investment trust. He served in that position from 2017 until his retirement in 2023, and his responsibilities included oversight of strategy, investments, development, and operations of the firm. Mr. Paul previously served as a Managing Partner at JBG, the commercial real estate developer and real estate private equity firm that was the predecessor entity to JBG SMITH. He joined JBG in 2007 and played a pivotal role in JBG’s growth and transition into a public company in 2017. Mr. Paul began his career at Bain & Co. before starting his 35-year career in real estate development and investment that has included both domestic and international properties. Mr. Paul holds a bachelor’s degree from Vanderbilt University and an MBA from the Tuck School of Business at Dartmouth.
Mr. Paul currently serves as a member of the Compensation Committee on our Board of Directors. In addition, he currently serves on the Board of Trustees of Dartmouth-Hitchcock Hospital.
The Company believes Mr. Paul's extensive knowledge and experience in commercial real estate and track record as an innovator and leader in the industry qualify him to serve as a member of our Board.

Socrates Verses, 67, is a former Chief Executive Officer of Netcordant, Inc., formerly known as Codekko Software, a web application optimization company, and former co-Chief Executive Officer of MDA360, a data analytics company; both roles he held from 2009 to 2018. He previously served as the President and Chief Executive Officer of Realeum, Inc., a property management and business integration software company, from 2001-2008. From 1995 to 2001, Mr. Verses served as President and a Director of Technology Enablers, Inc., an e-services company. From 1987 to 1995, he served as Vice President of Sales for Recognition Equipment Inc. Mr. Verses attended Villanova University.
Mr. Verses currently serves as the chair of the Compensation Committee on our Board of Directors. In addition, since 2020 Mr. Verses has served as an advisor for Brilliance, LLC, a startup investor compliance fund. He is also the Managing Director and is currently raising funds for Fossil Worx, an investment lending company.
The Company believes Mr. Verses’ extensive executive-level experience in technology and business development qualifies him to serve as a member of our Board.
Directors with Terms Expiring in 2024
Ivy Zelman, 58, is the founder of Zelman & Associates, which was acquired by Walker & Dunlop in 2021, resulting in a new joint venture entity, WDIB, LLC in which Ms. Zelman holds a minority interest. Prior to founding Zelman & Associates, Ms. Zelman served as a Managing Director at Credit Suisse First Boston from 1998 to 2007, where she focused on housing-related research. From 1990-1997, Ms. Zelman was an equity research analyst at Salomon Brothers. She is a widely known and respected thought leader on all aspects of the housing spectrum and what the overall housing market means for investors, homebuilders, industry executives and the economy at large.
The Company believes Ms. Zelman's extensive executive-level experience in the multi-family and financial industries qualifies her to serve as a member of our Board.
Continuing Directors with Terms Expiring in 2025
Christopher Clemente, 64, founded the Company in 1985 and since 1992 he has served as our Chairman and Chief Executive Officer. Mr. Clemente has decades of experience in all aspects of residential and commercial real estate development and a long history of success as an entrepreneur.

The Company believes Mr. Clemente’s position as our Chief Executive Officer, his success as an entrepreneur, and his depth of skill and experience in residential and commercial real estate development qualify him to serve as a member of our Board.
Thomas J. Holly, 60, is a former Partner at PricewaterhouseCoopers (PwC), where he led PwC’s U.S. Asset & Wealth Management practice that specializes in delivering holistic solutions to global multi-strategy asset managers. During his 30+ year career in public accounting, including a 25-year tenure with PwC as a partner, Mr. Holly served clients in real estate, construction, asset management services, professional sports teams, private equity, and venture capital. He held additional leadership positions at PwC earlier in his career, including Washington Metro Tax Market Leader, and Private Company Leader - Mid Atlantic. Mr. Holly attended Bloomsburg University in Pennsylvania and holds a bachelor’s degree in business administration.
Mr. Holly currently serves as a member of the Audit Committee of our Board of Directors.
The Company believes Mr. Holly's background in commercial real estate and asset management, as well as his vast knowledge and experience with capital markets transactions and commercial real estate financing, qualify him to serve as a member of our Board.
Continuing Directors with Terms Expiring in 2026
David M. Guernsey, 76, is the Chief Executive Officer of Guernsey Inc., a role he has held since 1971 when he first founded the company. Guernsey is one of the largest independently owned providers of office supplies, kitchen and break room, janitorial and facilities, furniture, and promotional products in the United States. Mr. Guernsey attended George Mason University and the University of Virginia where he majored in business administration and management.
Mr. Guernsey currently serves as a member of the Compensation Committee on our Board of Directors. In addition, he currently serves as a board member on the Northern Virginia Chamber of Commerce and the Northern Virginia Transportation Alliance. Mr. Guernsey is also a member of the Go Virginia Region Seven Council, a Virginia state initiative.
The Company believes Mr. Guernsey’s extensive experience with public companies, broad management and market expertise, and his proven success as an entrepreneur qualify him to serve as a member of our Board.
James A. MacCutcheon, 72, is a former President and Chief Executive Officer of Sunburst Hospitality Corporation, a nationwide hotel owner/operator of recognized brands such as Choice Hotels, Best Western, and others. He served as CEO of Sunburst from 2000 to 2007, during which time he conceptualized and led a leveraged buyout to privatize Sunburst, which was previously listed on the NYSE. Mr. MacCutcheon previously served as Executive Vice President, Chief Financial Officer, and Treasurer of Sunburst from 1997 to 2000. He served in a similar CFO roles at Choice Hotels International (NYSE:CHH) from 1996 to 1997 and its former parent company, Manor Care, Inc., from 1987 to 1996. Prior career experience also includes a tenure serving as a Partner with the accounting firm Arthur Andersen. Mr. MacCutcheon holds a bachelor’s degree in accounting from Case Western Reserve University and is a certified public accountant.
Mr. MacCutcheon currently serves at the chair and designated financial expert of the Audit Committee on our Board of Directors. In addition, he previously served as a board member for Sunburst, D.C. Children’s Hospital Foundation, Children’s National Medical Center, and numerous others.
The Company believes Mr. MacCutcheon’s executive-level experience across a variety of industries and extensive financial and public accounting background qualify him to serve as a member of our Board.
Robert P. Pincus, 78, is a former commercial banking executive and was most recently Vice Chairman of EagleBank and Eagle Bancorp, a community bank headquartered in Bethesda, Md. which he retired from in 2016. Prior to joining EagleBank in 2008, he had served since 2005 as chairman of Fidelity & Trust Bank , which was acquired by EagleBank. Mr. Pincus was Chairman of the Board of BB&T Bank, D.C. Metro Region and was Regional President from 1998 to 2002. From 1991 to 1998, served as President and Chief Executive Officer of Franklin National Bank of Washington, D.C. until its acquisition by BB&T. From 1986 to 1991, Mr. Pincus was Regional President of Sovran Bank until its acquisition by Bank of America. From 1971 to 1986, Mr. Pincus was with D.C. National Bancorp, Inc., where he eventually rose to become President and Chief Executive Officer, prior to its merger with Sovran Bank. Mr. Pincus holds a bachelor’s degree from the University of Maryland and an MBA from American University.
Mr. Pincus currently serves as a member of the Audit Committee on our Board of Directors. In addition, Mr. Pincus has served on the boards of numerous other nonprofit organizations, academic institutions, cancer centers, and foundations, including a current role on the Arena Stage Board of Trustees where he also serves on their Compensation Committee. Mr. Pincus has previously been acknowledged by the business community in the metropolitan Washington area as Entrepreneur of the Year, Washingtonian of the Year and in 2004 he was elected to the Washington Business Hall of Fame.
The Company believes Mr. Pincus’ wealth of experience in commercial and investment banking qualifies him to serve as a member of our Board.

Board of Directors Meetings, Committees, and Related Matters
Director Independence
The Board has determined each of the current Company directors, with the exception of Christopher Clemente, is "independent" according to the Nasdaq listing standards and the rules and regulations promulgated by the SEC. Mr. Clemente does not qualify as independent due to his service as the Chief Executive Officer of the Company. We believe that we comply with all applicable requirements of Nasdaq and the SEC relating to director independence and the composition of the committees of our Board.
Board Committees and Meetings
Our Bylaws authorize the Board to designate one or more committees, each consisting of one or more directors of the Company. The Board has established two standing committees: an Audit Committee and a Compensation Committee. Board leadership and committee participation is summarized as follows:

	Name	Audit Committee	Compensation Committee
Christopher Clemente ◆
	David M. Guernsey		Member
	Thomas J. Holly	Member
	James A. MacCutcheon ■	Chair
	David P. Paul		Member
	Robert P. Pincus	Member
	Socrates Verses		Chair
Ivy Zelman

◆	Chairman of the Board
■	Audit Committee Financial Expert
The following provides further details on the Board's committees and their established function:

Committee	Function
Audit:	•Oversight of accounting and financial reporting processes and control environment
James A. MacCutcheon, Chair	•Assists Board with ensuring integrity of financial statements
Thomas J. Holly	•Monitors compliance with legal and regulatory requirements
Robert P. Pincus	•Selects qualified independent registered public accounting firm
•Approves scope and cost of annual audit activities
•Reviews interim review and audit results
•Monitors Company's enterprise risk management practices
Compensation:	•Reviews and makes recommendations on compensation of CEO and executive officers
Socrates Verses, Chair	•Reviews CEO recommendations on compensation for non-executive employees
David M. Guernsey	•Reviews the operations and structure of the Company's executive compensation plans
David P. Paul	•Approves engagement of third-party consultant for compensation benchmarking
•Administers and approves grants of equity awards under the Company's stock plan
Each Board committee operates under a formal charter that governs its duties and conduct and requires a majority of committee members to make a quorum and a majority of the quorum to approve committee actions. Each charter is reviewed at least annually and revised, as appropriate, to comply with changing regulatory requirements and reflect evolving best practices. A copy of each Board committee’s charter is available on our investor relations website, www.ir.comstock.com, along with the Company’s Corporate Governance Guidelines, a Code of Conduct, a Code of Ethics for the CEO and Senior Financial Officers, and a Whistleblower Policy. These documents are also available in print to any stockholder requesting a copy in writing from our Corporate Secretary at our executive office set forth in this Proxy Statement.

The following table summarizes the number of Board and Board committee meetings held in fiscal year 2023:

Number of Meetings
Board of Directors	4
Audit Committee	4
Compensation Committee	1
No incumbent director attended fewer than 75% of the aggregate of (i) the number of regular meetings of the Board held during the period he or she served on the Board and (ii) the number of regular committee meetings of the Board held during the period he or she served on these committees. We do not have a formal policy regarding director attendance at our Annual Meeting of Stockholders, but we strongly encourage each of our directors to attend in person. All of the then current Board members except for Ms. Zelman were able to attend the 2023 Annual Meeting of Stockholders.
Director Nomination and Selection
The Board does not have a standing nominating committee. It is the Board’s view, given its relatively small size and composition of primarily independent directors, that it is appropriate for the Board to select or recommend director nominees itself. Each director has the ability to suggest a nominee and such suggestions are comprehensively reviewed by the independent directors. Director nominees are recommended for selection by a majority of the independent directors. Prospective members of the Board must be qualified individuals who, if added to the Board, would provide sound business judgment, business experience, corporate perspectives, backgrounds and skills appropriate for the Company. Criteria for selection of candidates include, but are not limited to: (i) business and financial acumen, (ii) a proven record of accomplishment and ability to work with others, (iii) knowledge of our industry and expertise in areas relevant to our business, and (iv) relevant experience with, and knowledge of, corporate governance practices.
The Board does not have a specific policy for consideration of nominees recommended by security holders because a significant degree of voting control relative to the Company’s outstanding equity securities is maintained by Mr. Clemente, a current executive officer and director. However, security holders can recommend a prospective nominee for the Board by writing to our Corporate Secretary at our executive offices and providing the information required by our bylaws, along with any additional supporting materials the security holder considers appropriate. The Board will consider and evaluate nominees suggested by security holders using the criteria described above. There have been no nominees recommended by our stockholders for the 2024 Annual Meeting of Stockholders.
In addition to the above procedure, our bylaws provide that a stockholder may propose a director candidate to be considered and voted on at an annual meeting of stockholders by providing notice thereof to our Corporate Secretary not less than 90 calendar days, nor more than 120 calendar days, before the first anniversary of the date of the previous years’ annual meeting. This notice must set forth certain information relating to the proposed nominee as required by our Bylaws. The chairman of the meeting will determine whether a nomination set forth by such stockholder is in accordance with the procedures set forth in the Bylaws and may determine that such nomination is defective and therefore should be disregarded.
Director Diversity
Although we do not have a formal diversity policy, we believe that improving our Board’s diversity will provide long-term benefits for both the Company and its stockholders. The Board seeks independent directors with a broad diversity of experience, professions, skills, and backgrounds that will expand the Board’s range of perspectives and enhance the critical deliberations needed when it comes to making important decisions. The Board is committed to actively seeking out highly qualified, diverse candidates as part of the director nomination and selection process, specifically evaluating each candidate's ability to provide diversity in thought, viewpoints, educational and professional background, gender, race, ethnicity, national origin, sexual orientation, or other elements.
The following table sets forth the current diversity statistics for our Board utilizing the standardized Nasdaq board diversity matrix, and the categories referenced in the table have the meanings as defined in Nasdaq Rule 5605(f).

Board Diversity Matrix
As of April 29, 2024
Total Number of Directors	8
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose
Directors	1	7	—	—
Part II: Demographic Background
White	1	7	—	—
Given the planned departure of Ivy Zelman from our Board effective at the 2024 Annual Meeting of Stockholders, it is anticipated that our Board will not meet the current Nasdaq diversity requirements that require at least one director who is diverse, as defined in Nasdaq Rule 5605(f). The Company is currently searching for qualified diverse board member candidates and will be utilizing the provision under Nasdaq Rule 5605(f) that allows for a grace period equal to the later of: (i) one year from the date of vacancy; or (ii) the date the Company files its proxy statement in the calendar year following the year of the date of vacancy to appoint a director who is diverse. Furthermore, the Company is aware of , and plans to comply with, the requirement under Nasdaq Rule 5605(f) to have at least two diverse directors by December 31, 2026.
We believe that the directors and nominees proposed to serve in the Board’s upcoming term possess sufficient knowledge of our operations and our industry to effectively manage our Company, and we do not believe that the lack of a diverse director on our Board will have a material adverse effect on our Board, the Board’s ability to effectively manage the Company, or any matter proposed to be adopted by the Board.
Director Compensation
Our non-employee director compensation structure for the year ended December 31, 2023 is summarized as follows:

•Annual retainer of $80,000
•Additional retainer of $6,000 for participation in the Audit Committee
•Additional retainer of $4,000 for the Audit Committee Chair
•Additional retainer of $4,000 for the Audit Committee Financial Expert
•Additional retainer of $4,000 for participation in the Compensation Committee
•Additional retainer of $4,000 for the Compensation Committee Chair
Non-employee directors may elect to receive up to 50% of their annual director compensation in the form of fully-vested shares of our Class A common stock. Employees who also serve on the Board receive no additional compensation for their services.

The following table summarizes the compensation earned by our directors for the year ended December 31, 2023:

	Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards ($)	Other Compensation (2) ($)	Total ($)
	David M. Guernsey	$84,500	$—	$—	$84,500
	Thomas J. Holly (3)	78,834	—		78,834
	James A. MacCutcheon	96,667	—	—	96,667
	David P. Paul (3)	28,000	—		28,000
	Robert P. Pincus	86,000	—	—	86,000
	Socrates Verses	88,000	—	—	88,000
	Ivy Zelman	80,000	—	50,000	130,000

(1)	Amounts reflect the annual retainer and additional retainers for service on committees settled via quarterly cash payments. Each of Messrs. Holly, Paul, and Verses elected to receive 50% of their compensation in the form of shares of fully vested Class A common stock and, pursuant to such election, received the following number of shares of Class A common stock: Mr. Holly - 9,310 shares; Mr. Paul - 3,471 shares; Mr. Verses - 10,216 shares.

(2)
Amount reflects cash payment for consulting agreement with Ms. Zelman to provide additional services to the Company in lieu of board committee assignments that is payable annually in arrears in the form of cash or an equivalent value of restricted share units at the election of Ms. Zelman. The agreement had a two-year term that expired at the end of 2023.

(3)	Amount reflects prorated compensation for period of service during fiscal year 2023
For fiscal year 2024, there are no changes to the non-employee director compensation structure detailed above.
Board Leadership Structure
Mr. Clemente serves as our Chairman of the Board and Chief Executive Officer and each of our two Board committees are led by different independent directors. The Board believes that this leadership structure is the most effective for the Company at this time for the following reasons:

•The combined Chairman/CEO role promotes decisiveness, fosters clear accountability, and enhances the clarity and consistency of corporate communications.
•The independent director-led Board committees provide external oversight on key business matters, act as an appropriate safeguard, and foster collaboration when it comes to developing corporate policies and strategies.
As the Company's ultimate decision-making body, the Board manages all key aspects of our business and is charged with establishing a corporate environment that promotes long-term success and maximizes stockholder value. In determining the appropriate leadership structure, the Board considers both the specific needs of the business and what is in the best interest of the Company’s stockholders.
Risk Oversight
The Board takes an active role in monitoring and assessing the Company’s risks, which include risks associated with business strategy, operations, credit, financing, cybersecurity, and capital investments. In fulfilling this oversight role, our Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management processes. There are a number of ways our Board performs this function, including the following:
•Review of management reports at its regularly scheduled meetings that include updates on business operations, financial results, strategy and potential business risks;
•Audit Committee discussion with management about financial and enterprise risk management, including major risk exposures, and the steps management has taken to monitor and control such exposures; and
•Compensation Committee discussion with management about risks and exposures related to executive and employee compensation programs, including analysis on the impact of utilizing short-term versus long-term incentives.

Management and the Compensation Committee have concluded that the risks associated with our compensation programs are not likely to have a material adverse effect on the Company.
Our Values
We are committed to pursuing environmental sustainability, social responsibility, and robust governance practices across all our operations. We recognize that development of real estate can have significant impact, positive or negative, for the surrounding community, the region, and the environment that we all share. We believe that companies developing real estate have a responsibility to maximize the positive impacts while taking steps to minimize negative impacts. Supporting and fostering these initiatives is instrumental in making our communities better places to live, work, and play while simultaneously bolstering asset value, reducing risk, and positively impacting all stakeholders. The following are highlights from our 2023 ESG Report, the full version of which can be found on our website: www.Comstock.com/Corporate-Responsibility.
Environmental
We believe that environmentally sound business practices are critical to the long-term success of our business and the communities in which we operate. Our managed portfolio already includes multiple assets that are Leadership in Energy and Environmental Design (“LEED”) and Energy Star certified, and multiple initiatives are underway to increase the percentage of LEED and Energy Star certified buildings in our managed portfolio. We continue to expand our capabilities around monitoring energy and utility consumption at all our properties, allowing us to better identify opportunities to maximize efficiency and sustainability through operational and capital improvements.
In 2022, we announced a partnership with DAVIS Construction on the introduction of CarbonCure, a sustainable concrete component, in the construction of Phase II of our Reston Station development (A/K/A Reston Row District). CarbonCure is clean technology that produces greener concrete by recycling carbon dioxide (CO2) produced during the cement manufacturing process and injecting the recycled CO2 into fresh concrete during mixing. Once injected, the CO2 transforms into a mineral that improves the compressive strength of concrete and captures the recycled CO2 emissions which are never re-released into the atmosphere. Every cubic yard of concrete produced with CarbonCure technology saves an average of 25 pounds of carbon from entering the atmosphere, which will save millions of pounds of CO2 emissions from entering the atmosphere. Furthermore, we intend to engage our supply chain to incorporate sustainable designs, materials, and systems into all ongoing or future developments.
Our transit-oriented developments promote the use of mass transit, ride sharing, and alternate modes of transportation. We continue to expand the availability of electronic vehicle charging stations and bike racks at our properties to promote the reduction of congestion and our overall carbon footprint. In recognition of the positive impacts resulting from Reston Station’s design, the development has been awarded the designation of Best Workplaces for Commuters each year since 2020 by the Best Workplaces for Commuters Organization, coordinated by the National Center for Transit Research at the Center for Urban Transportation Research.
Social (Human Capital)
We strive to create extraordinary places and provide exceptional experiences in places where people live, work, and play. We recognize the vital importance of community engagement in achieving this goal, which is why philanthropic partnerships have always been a key focus. We host a variety of community events in the public spaces we develop, aimed at creating rich and meaningful experiences. We support local organizations through charitable events, including Boys & Girls Club of Greater Washington, Habitat for Humanity, St. Jude Children’s Research Hospital, multiple youth sports organizations and local schools, and others. We partner with Cornerstones, Reston’s leading non-profit dedicated to helping underserved populations, to purchase winter coats for children and contribute meals to those in need. We encourage all employees to participate in charitable efforts in the community by providing paid leave to volunteer and numerous charitable contribution matching opportunities.
A key to our success is our ability to attract and retain a talented workforce that understands the numerous benefits of working in-office rather than remotely. We employ a diverse, multi-generational staff that consisted of 172 full-time and 28 part-time employees as of December 31, 2023. We promote collaboration, support, and innovation, providing all our employees the opportunity to achieve their professional and wellness goals. We continuously strive to diversify our workforce, provide equal access to opportunities to our people, and promote a working environment based on mutual trust, confidence, and respect. Our employees have access to a comprehensive suite of benefits, including, but not limited to, medical, dental, vision, and life insurance options; flexible and health savings accounts; 401k plan matching; and professional development reimbursement. We offer numerous wellness initiatives and training opportunities, including diversity training and a broad suite of e-learning courses.

Governance
Our employees, managers and officers conduct our business under the direction of our CEO and the oversight of our Board of Directors (the “Board”) to enhance our long-term value for our stockholders. The core responsibility of our Board is to exercise its fiduciary duty to act in the best interests of our Company and our stockholders. In exercising this obligation, our Board and its individual committees perform several specific functions, including risk assessment, review and oversight. While management is responsible for the day-to-day management of risk, our Board retains oversight of risk management for our company, assisting management by providing guidance on strategic risks, financial risks, and operational risks.
We have established corporate governance guidelines and policies that promote Company values, including a code of conduct as well as a code of ethics. Our information security team deploys an array of cybersecurity capabilities to protect our various business systems and data. We continually invest in protecting against, monitoring, and mitigating risks across the enterprise. We had no material publicly reportable information security incidents in the fiscal year ended December 31, 2023.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee appointed Grant Thornton LLP (“Grant Thornton”) as the Company's independent registered public for the fiscal year ended December 31, 2023. Grant Thornton has served as the Company's independent registered public accounting firm since June 2020 and does not have any direct or indirect financial interest in the Company or any of its subsidiaries.
We are asking our stockholders to ratify the selection of Grant Thornton as our independent registered public accounting firm that will audit our consolidated financial statements for the fiscal year ending December 31, 2024, and perform additional appropriate services. The Board and the Audit Committee consider Grant Thornton to be well qualified to serve as the Company’s independent registered public accounting firm.
Although action by stockholders for this matter is not required, the Board and the Audit Committee believe that it is appropriate to seek stockholder ratification of the appointment in order to provide our stockholders with a means of communicating their level of satisfaction with the Company's independent registered public accounting firm. If the proposal is not approved, the Audit Committee will take the result into consideration and will re-examine the appointment. The Audit Committee, at its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time if it feels that such a change would be in the best interests of the Company and our stockholders.
We anticipate that representatives of Grant Thornton will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF
GRANT THORNTON, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OR THE FISCAL YEAR ENDING DECEMBER 31, 2024

Fees Paid to Independent Registered Public Accounting Firm
The following table summarizes fees and expenses fees billed by Grant Thornton, our registered public accounting firm, for the fiscal years ended December 31, 2023 and 2022:

	2023	2022
Audit Fees	$290,900	$265,000
Other Fees	5,000	—
Total	$295,900	$265,000
Audit fees include fees for professional services rendered in connection with the audit of the Company's annual consolidated financial statements included in the Company's Annual Report on Form 10-K and the review of the Company's quarterly consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q.
Other fees include a charge to update an auditor consent that was required in conjunction with the filing of a Form 10-K/A for the year ended December 31, 2022 to correct a minor typographical error in management certification exhibits.
Pre-Approval Policy and Procedures
The charter of the Audit Committee provides that the duties and responsibilities of the Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accounting firm. All pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations. To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee, provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent registered public accounting firm.
Our Audit Committee requires that our independent registered public accounting firm, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide the details associated with the particular service to be provided.
All of the services provided by Grant Thornton described above were approved by our Audit Committee.

Report of the Audit Committee
The Audit Committee oversees the Company’s accounting and financial reporting processes and the audit of its financial statements, including the performance and compensation of the Company’s independent auditor. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal years ended December 31, 2023, and 2022 with management. The Audit Committee also reviewed the Company’s audited financial statements for the fiscal years ended December 31, 2023, and 2022 with Grant Thornton, LLP ("Grant Thornton"), the Company’s independent registered public accounting firm. The Audit Committee has discussed with Grant Thornton the matters required to be discussed by auditing standards of the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 1301 (Communications with Audit Committees). This discussion included, among other things, a review of the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting policies and practices used by the Company. The Audit Committee has reviewed permitted services under rules of the Securities and Exchange Commission as currently in effect, and discussed with Grant Thornton its independence from management and the Company. The Audit Committee received the written disclosures and letters from Grant Thornton required by the PCAOB regarding communications with the Audit Committee concerning independence. The Audit Committee also has discussed whether the provision of any non-audit services to the Company is compatible with the independence of Grant Thornton. In addition, the Audit Committee discussed the rules of the Securities and Exchange Commission that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.
Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Respectfully submitted by the Audit Committee,
James A. MacCutcheon, Chair
Thomas J. Holly
Robert P. Pincus

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, stockholders are being given the opportunity to vote on an advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers ("NEOs"). The Compensation Committee will review and consider the results of the vote carefully. Depending upon the results of that review, the Compensation Committee will take such action, if any, as it deems appropriate.
Please review the “Summary Compensation Table” together with the related narrative disclosures in this Proxy Statement prior to voting. Our Board is asking stockholders to cast a non-binding, advisory vote FOR the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables, is hereby APPROVED.”
Our executive compensation program is comprised principally of salary and, from time to time, equity and cash bonus, designed to: 1) align the compensation of our executives with stockholder value and financial performance, 2) achieve a balanced package that attracts and retains highly qualified senior officers, and 3) appropriately reflect each such officer’s individual performance and contributions. The Company regularly reviews its compensation programs and the overall compensation package paid to each of its executive officers to assess risk and to ensure that the program is structured appropriately and remains aligned with the Company’s strategic goals.
For the above reasons, the Board of Directors is asking stockholders to support this proposal. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will consider the outcome of the vote, among other factors, when determining future compensation arrangements for our executive officers. Following the vote at the 2024 Annual Meeting of Stockholders, the next advisory vote on executive compensation will take place at our 2025 Annual Meeting of Stockholders.
THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

Our executive officers are elected by, and serve at the discretion of, the Board of Directors.

Name	Age	Position
Christopher Clemente	64	Chairman of the Board of Directors & Chief Executive Officer
Christopher M. Guthrie	45	Chief Financial Officer & Executive Vice President
Timothy J. Steffan	58	Chief Operating Officer
Jubal R. Thompson	54	General Counsel & Executive Vice President
Set forth below is information regarding the individuals who serve as executive officers of the Company:
Christopher M. Guthrie has served as our Chief Financial Officer since June 2018. Prior to that, Mr. Guthrie served as Chief Financial Officer of Comstock Partners, LC, the private affiliated company that is controlled by Mr. Clemente and wholly owned by Mr. Clemente and certain family members that was the original developer and owner of the assets in the Company's Anchor Portfolio, since 2014. Mr. Guthrie also previously served as Principal at Red Zone Capital, where his responsibilities included management of the accounting and finance functions.
Timothy J. Steffan has served as our Chief Operating Officer since May 2022. He previously served as Executive Vice President of Asset Management, Leasing and Development since April 2018. Mr. Steffan has over 30 years of experience in asset management, leasing and real estate development for a variety of asset types and large-scale portfolios, including, without limitation, retail, office, multi-family, mixed use and hotel properties throughout the United States. Prior to joining the Company, Mr. Steffan served in various senior executive and management level positions with publicly traded commercial real estate companies, including JMB Realty, Macerich, and RPAI.

Jubal R. Thompson has served as our General Counsel since 1998, has been acting as our Corporate Secretary since 2004, and was appointed Executive Vice President in 2009. Mr. Thompson has significant experience in areas of real estate acquisitions and dispositions, real estate and corporate finance, corporate governance, mergers and acquisitions, and risk management.
Information about Mr. Clemente can be found in "Proposal 1: Election of Directors"

EXECUTIVE COMPENSATION
The Company qualifies as a “smaller reporting company” (as defined under SEC rules), therefore only our chief executive officer and next two highest paid executive officers who were serving as such at the end of the last completed fiscal year are considered “named executive officers” for purposes of disclosure in this Proxy Statement.
Summary Compensation Table
The following table sets forth the compensation paid to the Company’s named executive officers for the fiscal years ended December 31, 2023 and 2022.

	Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock awards(2) ($)	All other compensation(3)	Total ($)
	Christopher Clemente	2023	$600,000	$750,000	$—	$13,200	$1,363,200
	Chairman & CEO	2022	500,000	600,000	—	12,200	1,112,200
	Christopher M. Guthrie	2023	396,550	387,500	45,055	13,200	842,305
	CFO & EVP	2022	360,500	516,500	46,457	12,200	935,657
	Timothy J. Steffan	2023	396,550	515,312	45,055	13,200	970,117
	COO	2022	360,500	750,098	46,457	12,200	1,169,255

(1)
Cash bonus amounts reflect the related period in which they are earned, even if paid in a subsequent period. All cash bonus amounts are reviewed and approved by the Compensation Committee and are discretionary in nature.

(2)
These amounts represent the grant date fair value of time-based and performance-based restricted stock unit awards, in each case computed in accordance with FASB ASC Topic 718. In the case of the performance-based restricted stock units, this value is based on the probable outcome of the performance metric(s) as of the grant date. The performance-based awards are recognized by the Company as share-based compensation expense over a three-year period. Assuming the annual performance-based restricted stock units vest at the maximum level, which is 120% of the target, the total grant date values of the time-based and performance-based restricted stock units granted in 2023 would be $49,561 for each of Mr. Guthrie and Mr. Steffan. For additional information regarding assumptions underlying the valuation of stock awards, please refer to Notes 2 and 10 of our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(3)	Includes 401(k) employer contributions equal to matches of 100% of an employee's deferral up to 3% and matches of 50% of an employee's deferral on the next 2%.
Material Terms of Restricted Stock Unit Awards
The Company's 2019 Omnibus Incentive Plan (the “2019 Plan”) provides for the issuance of, among other things, restricted stock awards to employees in the form of time-based restricted stock unit awards (“Time-Based Grants”) and performance-based restricted stock unit awards (“Performance-Based Grants”). Time-Based Grants issued pursuant to the 2019 Plan have a vesting schedule determined by our Compensation Committee, typically vesting evenly over a four-year period. Performance-Based Grants may be earned based upon achievement of established performance objectives determined by our Compensation Committee. All Performance-Based Grants vest based upon the Company’s cumulative Adjusted EBITDA targets calculated over a three-year rolling period and allow for vesting between 60% to 120% of the target award measured on a pro-rata basis to determine the final vesting amount at the end of the three year period. The specific terms and conditions of the Time-Based Grants and Performance-Based Grants are reviewed and approved by the Compensation Committee. In 2023, each of Messrs. Guthrie and Steffan received a Time-Based Grant of 5,590 restricted stock units and a Performance-Based Grant of 5,590 restricted stock units, specific vesting terms for which may be found below in the Outstanding Equity Awards at Fiscal Year-End table.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding equity awards held by the named executive officers as of December 31, 2023:

			Option Awards(1)				Stock Awards
	Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested(2) (#)		Market value of shares or units of stock that have not vested (5) ($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested(3) (#)	Equity Incentive Plan Awards: Market value of payout value of unearned shares, units or other rights that have not vested (5) ($)
	Christopher Clemente	12/11/2014	3,571	—	$7.63	12/11/2024	—		$—	—	$—
	Christopher M. Guthrie	1/2/2020	—	—	—	—	2,790		12,365	—	—
		1/2/2020	—	—	—	—	55,804	(4)	247,312	—	—
		1/11/2021	—	—	—	—	—		—	5,775	25,594
		1/11/2021	—	—	—	—	2,887		12,795	—	—
		1/11/2022	—	—	—	—	—		—	5,017	22,234
		1/11/2022	—	—	—	—	3,762		16,672	—	—
		1/11/2023	—	—	—	—	—		—	5,590	24,774
		1/11/2023	—	—	—	—	5,590		24,774	—	—
	Timothy J. Steffan	6/27/2018	50,000	—	3.30	6/27/2028	—		—	—	—
		1/2/2020	—	—	—	—	2,790		12,365	—	—
		1/2/2020	—	—	—	—	55,804	(4)	247,312	—	—
		1/11/2021	—	—	—	—	—		—	5,775	25,594
		1/11/2021	—	—	—	—	2,887		12,795	—	—
		1/11/2022	—	—	—	—	—		—	5,017	22,234
		1/11/2022	—	—	—	—	3,762		16,672	—	—
		1/11/2023	—	—	—	—	—		—	5,590	24,774
		1/11/2023	—	—	—	—	5,590		24,774	—	—

(1)
All stock option awards vest evenly over a four-year period in four annual installments that occur on each subsequent anniversary of the grant date. There are no outstanding stock option awards that are unexercisable.

(2)	Time-based restricted stock units that vest and convert into common stock evenly over a four-year period in four annual installments that occur on each subsequent anniversary of the grant date, unless otherwise noted.

(3)
Performance-based restricted-stock units (reflected at target) that are eligible to vest by March 15 after the third anniversary of the grant date based on achievement of defined performance metrics that are measured and approved by the Compensation Committee (see "Material Terms of Restricted Stock Unit Awards" for further information).

(4)	Time-based restricted stock units that vest and convert into common stock over a seven-year period according to the following schedule: vest 6.25% on January 10, 2021, 12.5% on January 10, 2022, 18.75% on January 10, 2023, 25% on January 10, 2024, 18.75% on January 10, 2025, 12.5% on January 10, 2026, and 6.25% on January 10, 2027.

(5)	Market value is based on the $4.43 closing price of our Class A common stock on December 31, 2023.
Potential Payments on Termination or Change in Control
Pursuant to Mr. Clemente’s 2020 Employment Agreement, if his employment is terminated by us without cause or if he resigns for good reason, as such terms are defined in his agreement, then he is entitled to continue to receive his then-current salary for 48 months. Mr. Clemente will also be entitled to receive a cash payment equal to two (2) times one hundred percent (100%) of the bonus that he would have been entitled to had he remained our employee until the end of our fiscal year. This cash payment will be due and payable on the earlier of (i) 90 days after our last payment of his then-current salary, or (ii) the end of the fiscal year in which the termination without cause occurs. In the event we terminate Mr. Clemente without cause or he resigns for good reason within the 24 calendar month period following the effective date of a change in control, the cash payment will be due and payable in full within 30 days of the effective date of the termination without cause. In addition, Mr. Clemente will be entitled to continue to participate in employee benefit plans, programs and arrangements for a period of 48 months following his termination of employment. If Mr. Clemente’s employment is terminated by reason of death, then he is entitled to receive his then-current salary for 12 months, and he will also be entitled to any earned but unpaid bonus with respect to the fiscal year in which his death occurred. If Mr. Clemente’s employment is terminated by reason of disability, then he is entitled to receive his then-current salary for 24 months, and he will also be entitled to two (2) times one hundred percent (100%) of any earned but unpaid bonus with respect to the fiscal year in which his disability occurred.

The Company does not have employment agreements in place with Mr. Guthrie or Mr. Steffan.

Other Compensation Information

Pay-Versus-Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following disclosure about the relationships between executive compensation actually paid (as defined by SEC rules) and our financial performance.
In determining the compensation actually paid to our NEOs, as required pursuant to SEC rules, we are required to make various adjustments to the amounts provided in the “Summary Compensation Table” provided elsewhere in this Proxy Statement (as described in further detail in the footnotes to the table below). The “Summary Compensation Table” and the compensation actually paid amounts do not reflect the actual amounts of compensation earned by or paid to our NEOs during the applicable years, but rather are amounts determined in accordance with Item 402(v) of Regulation S-K.
In accordance with the SEC’s rules, the following table sets forth the required disclosure for our principal executive officer, which is our Chief Executive Officer, and our average NEOs (excluding the Chief Executive Officer) for the fiscal years ended December 31, 2023 and 2022.

	Reporting Period	Summary Compensation Table total for CEO ($)	Compensation actually paid to CEO (1) ($)	Average Summary Compensation Table Total for non-CEO NEOs (2) ($)	Average compensation actually paid to non-CEO NEOs (1) ($)	Value of initial fixed $100 investment based on total shareholder return (3) ($)	Net income (loss) (4) ($)
	2023	$1,363,200	$1,363,200	$906,211	$930,645	$140	$7,783,219
	2022	1,112,200	1,112,200	1,052,456	965,944	134	7,346,858
	2021	975,000	975,000	798,459	1,089,177	153	13,608,709

(1)	Reflects "Summary Compensation Table" total (or average total for non-CEO NEOs) adjusted as set forth below in the Reconciliation of Compensation Actually Paid Table. Fair value or change in fair value, as applicable, of equity awards included in the compensation actually paid are estimated using assumptions and methodologies substantially consistent with those used at grant. These are consistent with the principles in ASC 718 and described further in our Annual Report on Form 10-K.

(2)	Reflects the average compensation amounts reported in the “Summary Compensation Table” for our NEOs (excluding the Chief Executive Officer), which included the following executive officers: 2023 (Christopher M. Guthrie and Timothy J. Steffan); 2022 (Christopher M. Guthrie and Timothy J. Steffan); 2021 (Timothy J. Steffan and Jubal R. Thompson).

(3)	Reflects the total shareholder return (“TSR”) of a $100 investment in the Company from the beginning of fiscal year 2021 through end of each fiscal year presented

(4)
Reflects “Net income (loss)” in the Company’s consolidated statements of operations for the fiscal years ended December 31, 2023, 2022 and 2021. On March 31, 2022, the Company completed the sale of Comstock Environmental Services, LLC ("CES"), a wholly owned subsidiary that is reflected as a discontinued operation for both periods. Net income from continuing operations for the fiscal years ended December 31, 2022 and 2021 was $7.7 million, and $16.0 million, respectively.

Reconciliation of Compensation Actually Paid Table

		CEO			Non-CEO NEOs (Average)
		2023	2022	2021	2023	2022	2021
	Summary Compensation Table (SCT) total	$1,363,200	$1,112,200	$975,000	$906,211	$1,052,456	$798,459
	Deduct: SCT value of equity awards	—	—	—	(45,055)	(46,457)	(36,729)
	Add: Equity award adjustments:
	Period-end fair value of equity awards granted during the period (1)	—	—	—	48,320	44,413	60,135
	Change in fair value of outstanding and unvested equity awards (1)	—	—	—	14,090	(71,598)	218,025
	Change in fair value of equity awards that vested during the period (2)	—	—	—	7,079	(12,870)	49,287
	Compensation actually paid	$1,363,200	$1,112,200	$975,000	$930,645	$965,944	$1,089,177

(1)	Calculated using closing prices of CHCI common stock as of the last day of the respective fiscal years: $4.43 for 2023, $4.25 for 2022, and $4.85 for 2021

(2)	Calculated by comparing closing prices of CHCI common stock on the various vesting date(s) to the closing price as of the prior fiscal year end.

Relationship Between Pay and Performance
Below are graphs showing the relationship of “compensation actually paid” (as defined by the SEC) and other information contained in the pay-versus-performance table. There were no adjustments required to be made to CEO compensation, as Mr. Clemente's compensation for the covered periods shown was entirely based in cash and he had only one equity award outstanding that was fully vested.
Relationship Between Compensation Actually Paid and TSR
Compensation actually paid to non-CEO NEOs has declined relative to compensation paid to the CEO primarily due to the impact of the revaluation of unvested equity awards and a higher stock price as of December 31, 2021 than in subsequent years.

Compensation Actually Paid vs. Cumulative Company TSR
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
Compensation Actually Paid
$200
$100
$-
Value of Fixed $100 Investment
2020
2021
2022
2023
CEO
Non-CEO NEO Average
Company TSR

Relationship Between Compensation Actually Paid and Net Income
2021 net income included a one-time, non-cash tax benefit stemming from the partial release of a deferred tax valuation allowance, driving the declining net income trend from 2021 to 2023. The Company generally utilizes Adjusted EBITDA, which has increased from 2021 to 2023, as its most prominent performance metric when determining executive compensation (see the Company's 2023 Annual Report on Form 10-K for further information).

Compensation Actually Paid vs. Company Net Income
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
Compensation Actually Paid
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Net Income
2021
2022
2023
CEO
Non-CEO NEO Average
Net Income

STOCK OWNERSHIP
The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 15, 2024, by (1) each director and named executive officer of the Company, (2) all directors and executive officers of the Company as a group, and (3) each person known by us to own more than 5% of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Class A common stock subject to options or warrants held by that person that are currently exercisable, or will become exercisable within 60 days after April 15, 2024, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

		Class A Common Stock (1)		Class B Common Stock		Beneficial Ownership of Class A and Class B Common Stock
	Name of Beneficial Owner	Amount	%	Amount	%	Economic (%)	Voting (%)
	Stockholders owning more than 5% of our common stock
	Dwight Schar	2,963,360	30.9	—	—	30.2	23.0
	505 South Flagler Drive, Suite 900
	West Palm Beach, FL 33401
	Named executive officers and directors
	Christopher Clemente (2)	2,826,445	29.4	220,250	100.00	31.0	49.1
	Christopher M. Guthrie	107,623	1.1	—	—	1.1	*
	Timothy J. Steffan (3)	151,132	1.6	—	—	1.5	1.2
	Jubal R. Thompson (4)	205,944	2.1	—	—	2.1	1.6
	David M. Guernsey (5)	66,527	*	—	—	*	*
	Thomas J. Holly	11,616	*	—	—	*	*
	James A. MacCutcheon (6)	151,371	1.6	—	—	1.5	1.2
	David P. Paul	5,724	*	—	—	*	*
	Robert P. Pincus (7)	76,075	*	—	—	*	*
	Socrates Verses (8)	36,377	*	—	—	*	*
	Ivy Zelman	10,000	*	—	—	*	*
	All executive officers and directors as a group (11 persons)	3,648,834	37.7	220,250	100.00	39.0	55.2

*	Less than 1% of the outstanding shares of common stock

(1)	Does not include shares of our Class A common stock issuable upon conversion of our Class B common stock. Percentage total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Each holder of our Class B common stock is entitled to fifteen votes per share of Class B common stock and each holder of our Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and the Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be provided in our certificate of incorporation or as required by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.

(2)	Includes the following:
	•3,571 exercisable stock options to purchase shares of Class A common stock.
	•772,749 shares of Class A common stock held by CP Real Estate Services, LC (f/k/a Comstock Development Services, LC), an entity that is wholly owned by Mr. Clemente.
	•924,126 shares of Class A common stock held by Clemente Investment Management, LLC, an entity that is owned by Mr. Clemente and his wife.
	•693,351 shares of Class A common stock and 220,250 shares of Class B common stock held by FR54, LLC, an entity that is owned by Mr. Clemente and his wife.
	•124,465 shares of Class A common stock held by Stonehenge Funding, LC, an entity that is wholly owned by Mr. Clemente.

•58,838 shares of Class A common stock and 12,000 exercisable stock options to purchase shares of Class A common stock including exercisable stock options and warrants to purchase 12,000 and 5,000 shares, respectively, of our Class A common stock held by Mr. Clemente’s wife.

	•55,926 shares of Class A common stock held in various trusts for the benefit of Mr. Clemente’s dependent children. Mr. Clemente is the custodian for each trust.

(3)	Includes 50,000 exercisable stock options to purchase shares of Class A common stock.

(4)	Includes 11,696 exercisable stock options to purchase shares of Class A common stock.

(5)	Includes 3,571 warrants to purchase shares of Class A common stock.

(6)	Includes 4,286 warrants to purchase shares of Class A common stock.

(7)	Includes 1,382 shares held by RLR Investment Management, LLC, an entity that is owned by Mr. Pincus, and 893 warrants to purchase shares of Class A common stock.

(8)	Includes 11,075 shares of Class A common stock owned by Mr. Verses' wife.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2023, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year, with the exception of the following: Mr. Verses has not filed a Form 4 with respect to 10,216 shares of Class A common stock, Mr. Thompson has not filed a Form 4 with respect to 20,274 shares of Class A common stock, Mr. Steffan has not filed a Form 4 with respect to 30,682 shares of Class A common stock, and Mr. Guthrie has not filed a Form 4 with respect to 31,529 shares of Class A common stock. The Company is developing new procedures to ensure improved compliance on an on-going basis and is working with the all officers and directors subject to Section 16(a) filing requirements to file all previously missed Form 4s as soon as possible.

EQUITY COMPENSATION PLANS
The following table provides information as of December 31, 2023 with respect to compensation plans under which the Company’s equity securities are authorized for issuance and have been granted:

	Plan Category(1)	Number of Securities to Be Issued Upon Exercise of Outstanding Options and Rights(2) (a)	Weighted-Average Exercise Price of Outstanding Options and Rights (3) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (c)
	Equity compensation plans approved by stockholders	787,013	$3.07	1,424,690
	Equity compensation plans not approved by stockholders	—	—	—
	Total	787,013		1,424,690

(1)	See Notes 2 and 10 in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 for additional information.

(2)	Amounts shown also reflect outstanding time-based and performance-based restricted stock units.

(3)	Excludes impact of restricted stock units reflected in column (a).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Other than the transactions described below, from January 1, 2022 through December 31, 2023, there have not been any transaction or series of similar transactions to which we were a participant in which the amount involved exceeded $120,000 or 1% of the average of the Company’s total assets as of December 31, 2022 and December 31, 2023, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had a direct or indirect material interest.

We believe that all of these transactions are on terms that are comparable to or not less favorable than terms that would or could have been obtainable from unaffiliated third parties. All proposed future related party transactions will be submitted to our Board for review and will require a majority vote of the independent directors for approval. Ongoing transactions are reviewed annually to ensure that they are still comparable to or not less favorable than terms that would have or could have been obtainable from unaffiliated third parties. Our Chief Financial Officer and/or our General Counsel, assuming they are not party to the proposed transaction, coordinates with the independent directors in evaluating the fairness to us of the proposed transactions.
Master Asset Management Agreement
On June 13, 2022, CHCI Asset Management, L.C. (“CAM”), an entity wholly owned by the Company, entered into a new master asset management agreement with Comstock Partners, LC ("CP"), an entity controlled by Mr. Clemente and wholly owned by Mr. Clemente and certain family members, to manage and administer CP’s commercial real estate portfolio (the "Anchor Portfolio") and the day to-day operations of CP and its subsidiaries (the “2022 AMA”). This agreement superseded in its entirety the previous asset management agreement between CAM and CP Real Estate Services, LC ("CPRES") dated April 30, 2019 (the “2019 AMA”). The 2022 AMA increased the base fees collected, expanded the services that qualify for additional supplemental fees, extended the term through 2035, and most notably introduced a mark-to-market incentive fee based on the imputed profit of Anchor Portfolio assets, generally as each is stabilized and as further specified in the agreement. Entry into the 2022 AMA was unanimously approved by the independent directors of the Company.
Consistent with the structure of the 2019 AMA, the 2022 AMA engages CAM to provide investment advisory, development, and asset management services necessary to build out, stabilize, and manage assets in the Anchor Portfolio, which currently consists primarily of two of the larger transit-oriented, mixed-use developments in the Washington D.C. area (Reston Station and Loudoun Station) that are owned by CP Entities and ultimately controlled by Mr. Clemente.
Pursuant to the fee structures set forth in both the 2022 AMA and 2019 AMA, CAM is entitled to receive an annual payment equal to the greater of the "Cost-Plus Fee" or the "Market Rate Fee". The Cost-Plus Fee is equal to the sum of (i) the comprehensive costs incurred by or for providing services to the Anchor Portfolio, (ii) the costs and expenses of the Company related to maintaining the listing of its shares on a securities exchange and complying with regulatory and reporting obligations of a public company, and (iii) a fixed annual payment of $1.0 million. The Market Rate Fee calculation is defined in the respective asset management agreements. In addition to the annual payment of either the Market Rate Fee or the Cost-Plus Fee, CAM is also entitled on an annual basis to receive certain supplemental fees, as detailed in the respective asset management agreements.
The 2022 AMA will terminate on January 1, 2035 (“Initial Term”), and will automatically renew for successive additional one-year terms (each an “Extension Term”) unless CP delivers written notice of non-renewal of the 2022 AMA at least 180 days prior to the termination date of the Initial Term or any Extension Term. Twenty-four months after the effective date of the 2022 AMA, CP is entitled to terminate the 2022 AMA without cause upon 180 days advance written notice to CAM. In the event of such a termination and in addition to the payment of any accrued annual fees due and payable as of the termination date under the 2022 AMA, CP is required to pay a termination fee equal to two times the Cost-Plus Fee or Market Rate Fee paid to CAM for the calendar year immediately preceding the termination.
Residential, Commercial, and Parking Property Management Agreements
The Company entered into separate residential property management agreements with properties owned by CP Entities under which the Company receives fees to manage and operate the properties, including tenant communications, leasing of apartment units, rent collections, building maintenance and day-to-day operations, engagement and supervision of contractors and vendors providing services for the buildings, and budget preparation and oversight.
The Company entered into separate commercial property and parking management agreements with several properties owned by CP Entities under which the Company receives fees to manage and operate the office and retail portions of the properties, including tenant communications, rent collections, building maintenance and day-to-day operations, engagement and supervision of contractors and vendors providing services for the buildings, and budget preparation and oversight. These property management agreements each have initial terms of one year with successive, automatic one-year renewal terms. The Company generally receives base management fees under these agreements based upon a percentage of gross rental revenues for the portions of the buildings being managed in addition to reimbursement of specified expenses, including employment expenses of personnel employed by the Company in the management and operation of each property.

Construction Management Agreements
The Company has construction management agreements with properties owned by CP Entities under which the Company receives fees to provide certain construction management and supervision services, including construction supervision and management of the buildout of certain tenant premises. The Company receives a flat construction management fee for each engagement under a work authorization based upon the construction management or supervision fee set forth in the applicable tenant’s lease, which fee is generally 1% to 4% of the total costs (or total hard costs) of construction of the tenant’s improvements in its premises, or as otherwise agreed to by the parties.
Lease Procurement Agreements
The Company has lease procurement agreements with properties owned by CP Entities under which the Company receives certain finders' fees in connection with the procurement of new leases for such properties where an external broker is not engaged on behalf of the CP Entities. Such leasing fees are supplemental to the fees generated from the Company's management agreements referenced above and are generally 1-2% of the future lease payments to be received by the CP Entity from the executed lease.
Business Management Agreements
On April 30, 2019, CAM entered into a Business Management Agreement with Investors X, whereby CAM provides Investors X with asset and professional services related to the wind down of the Company’s divested homebuilding operations and the continuation of services related to the Company’s divested land development activities. The aggregate fee payable to CAM from Investors X under the Business Management Agreement, which ended on December 31, 2022, was $0.9 million payable in 15 quarterly installments of $0.1 million each. The Company considers Investors X to be a variable interest entity over which it does not have the power to direct activities that most significantly impact economic performance, therefore it is not the primary beneficiary of Investors X and does not have to consolidate the entity into its financial results.
On July 1, 2019, CAM entered into a Business Management Agreement (the “BC Management Agreement”) with CPRES, whereby CAM provides CPRES with professional management and consultation services, including, without limitation, consultation on land development and real estate transactions, for a residential community located in Monteverde, Florida. On January 1, 2023, a successor contract for the BC Management Agreement was executed by DCS Real Estate Investments, LC, an entity controlled by a member of CP. The BC Management Agreement is structured in successive renewable one-year terms. The BC Management Agreement provides that DCS Real Estate Investments, LC will pay CAM an annual management fee equal to $0.4 million, payable in equal monthly installments and will reimburse CAM for certain expenses.
The Hartford
In December 2019, the Company made an investment related to the purchase of The Hartford Building ("The Hartford"), a stabilized commercial office building located at 3101 Wilson Boulevard in the Clarendon area of Arlington County, Virginia. In conjunction with the investment, the Company entered into an operating agreement with CP to form Comstock 3101 Wilson, LC, to purchase The Hartford. Pursuant to the operating agreement, the Company held a minority membership interest of The Hartford, and the remaining membership interests of The Hartford are held by CP.
In February 2020, the Company, CP and DWF VI 3101 Wilson Member, LLC (“DWF”), an unaffiliated, third party, equity investor in The Hartford, entered into a limited liability company agreement (the “DWC Operating Agreement”) to form DWC 3101 Wilson Venture, LLC (“DWC”) to, among other things, acquire, own and hold all interests in The Hartford. In furtherance thereof, on February 7, 2020, the original operating agreement was amended and restated (the “A&R Operating Agreement”) to memorialize the Company’s and CP’s assignment of 100% of its membership interests in The Hartford to DWC. As a result, DWC is the sole member of The Hartford Owner. The Company and CP, respectively, hold minority membership interests in, and DWF holds the majority membership interest in, DWC.
BLVD Forty Four/BLVD Ansel
In October 2021 and March 2022, the Company entered into joint ventures with CP to acquire BLVD Forty Four and BLVD Ansel, respectively, two adjacent mixed-use luxury high-rise apartment buildings located near the Rockville Metro Station in Montgomery County, Maryland. The Company considers BLVD Forty Four and BLVD Ansel to be variable interest entities upon which it exercises significant influence; however, considering key factors such as the Company’s ownership interest, participation in policy-making decisions, and oversight of management services by majority equity holders, the Company concluded that the power to direct activities that most significantly impact economic performance is shared. Given that the Company is not the entity most closely associated with the properties, it concluded that it is not the primary beneficiary and does not have a controlling financial interest in either property.
In conjunction with the acquisition of Comstock 41, the Company entered into an amendment to the existing asset management agreement with CP to introduce an acquisition pursuit fee of $0.1 million and contingent entitlement success fee to pursue potential relocation of moderately-priced dwelling units ("MPDUs") from BLVD Forty Four to Comstock 41. The acquisition pursuit fee was earned and recognized as revenue for the year ended December 31, 2023, upon the completion of the Comstock 41 acquisition. The entitlement success fee, if earned, will equal 25% of the economic value created by the relocation of the MPDUs (subject to reasonable agreed upon changes at the time of the calculation) and due upon approval of a finalized amendment to the existing project development plan by local government agencies. (See Note 5 for additional information).
Corporate Leases
On November 1, 2020, the Company relocated its corporate headquarters to office space located at 1900 Reston Metro Plaza in Reston, Virginia, pursuant to a ten-year lease agreement with an affiliate controlled and owned by Christopher Clemente, its Chief Executive Officer, and his family. On November 1, 2022, the Company executed a 3,778 square foot lease expansion agreement with terms that align with the original agreement.
On January 1, 2022, ParkX Management, LC, a subsidiary of the Company, entered into a five-year lease agreement for its parking operations monitoring center with an affiliate controlled and owned by Mr. Clemente and his family.
Series C Preferred Stock Redemption
On June 13, 2022, the Company entered into the SEPA with CPRES, pursuant to which the Company acquired from CPRES all outstanding shares of its non-convertible and non-redeemable Series C preferred stock at a significant discount to carrying value.
Procedures for Approval of Related Person Transactions
Our policy for the review and approval of transactions between us and related persons is set forth in our Corporate Governance Guidelines. The independent directors will meet to review and approve or reject all related party transactions (as specified in Item 404 of Regulation S-K) and review and make recommendations to the full Board regarding approval or rejection of any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment agreements, change-in-control agreements, severance agreements, termination agreements, and loans to employees made or guaranteed by the Company.

OTHER INFORMATION
Deadline for Receipt of Stockholder Proposals
Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2025 Annual Meeting of Stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, by the Securities and Exchange Commission (“SEC”) must be received at our principal executive offices not later than December 30, 2024, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.
Under our Bylaws, stockholders who wish to submit a proposal at the 2025 Annual Meeting of Stockholders, other than one that will be included in our proxy statement, must deliver such proposal to the Secretary our principal executive offices between February 11, 2025 and March 13, 2025, unless the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the 2024 Annual Meeting. If a stockholder who wishes to present a proposal fails to notify us in the appropriate time frame and such proposal is brought before the 2024 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2024 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals to Comstock Holding Companies, Inc., 1900 Reston Metro Plaza, 10th Floor, Reston, Virginia 20190, Attention: Corporate Secretary.

Incorporated by Reference
To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the section of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the Securities and Exchange Commission) will not be deemed incorporated unless specifically provided otherwise in such filing. The information contained in this section shall not be deemed “filed” with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
Annual Report on Form 10-K
We will provide, without charge, additional copies of our annual report on Form 10-K for the year ended December 31, 2023 as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in our Annual Report on Form 10-K will also be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Company’s Secretary at our principal executive office set forth in this proxy statement.
Other Matters
We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board may recommend.

By Order of the Board of Directors,

Jubal R. Thompson
General Counsel and Secretary
Reston, Virginia
April 29, 2024

COMSTOCK

P.O. BOX 8016, CARY, NC 27512-9903

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Comstock Holding Companies, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 15, 2024

Wednesday, June 12, 2024 9:00 AM, Eastern Time

1900 Reston Metro Plaza, 2nd Floor Conference Center, Reston, Virginia 20190

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:00 AM, Eastern Time, June 12, 2024.

Internet:
www.proxypush.com/CHCI

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-670-1365

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned stockholder of Comstock Holding Companies, Inc. (the Company"), a Delaware corporation, hereby acknowledges receipt of the notice of the 2024 Annual Meeting of Stockholders and appoints Christopher M. Guthrie and Jubal R. Thompson (the "Named Proxies"), and each or either of them, as proxy and attorney-in-fact of the undersigned, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2024 Annual Meeting of Stockholders and any adjournment or postponement thereof, and authorizes them, and each of them, to vote all the shares of common stock of the "Company" the undersigned is entitled to vote, upon the matters specified and upon such other matters as may be properly brought before the 2024 Annual Meeting of Stockholders or any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION ON EACH PROPOSAL. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card or give your telephone or Internet proxy.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

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COMSTOCK

Comstock Holding Companies, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND **FOR** PROPOSALS 2 AND 3.

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect two (2) directors to serve for a three-year term expiring in 2027.				
		FOR	WITHHOLD		
	1.01 David P. Paul	☐	☐		**FOR**
	1.02 Socrates Verses	☐	☐		**FOR**
		FOR	AGAINST	ABSTAIN	
2.	Ratify the appointment of Grant Thornton LLP as the independent registered public accountingfirm of the Company for the fiscal year ending December 31, 2024.	☐	☐	☐	**FOR**
3.	Conduct an advisory vote to approve the 2023 compensation of the Company's named executive officers.	☐	☐	☐	**FOR**
4.	Transact such other business that may come before the meeting.				

☐ **Check here if you would like to attend the meeting in person.**

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